Exhibit 99.1

FOR IMMEDIATE RELEASE September 21, 2023

Scilex Holding Company Announces the Consummation of the Previously Announced Purchase of all of the Scilex Common Shares, Preferred Shares and Warrants Owned by Sorrento Therapeutics, Inc.

PALO ALTO, CA. September 21, 2023 /Newswire/ — Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, announced the consummation of the previously announced purchase of securities from Sorrento Therapeutics, Inc. (OTC: SRNEQ, “Sorrento”).

Pursuant to that certain Stock Purchase Agreement entered into on September [21], 2023, between Scilex and Sorrento, Scilex, through its wholly-owned subsidiary, acquired (i) all of the shares of Scilex common stock owned by Sorrento (other than such shares held in abeyance by Sorrento on behalf of certain warrant holders of Sorrento), (ii) all of the shares of Scilex preferred stock owned by Sorrento, and (iii) all of the warrants for the purchase of shares of Scilex common stock owned by Sorrento (collectively, the “Securities Transfer”) for aggregate consideration consisting of: (i) $110 million (comprised of cash payments of $10 million in the aggregate and assumption of approximately $100 million in indebtedness of Sorrento as detailed in the next paragraph); plus (ii) the assumption by the Company of certain legal fees and expenses in the amount of approximately $12.25 million; plus (iii) a credit bid of all amounts owed to Scilex under the junior secured debtor-in-possession financing facility provided by Scilex to Sorrento.

Concurrently and in connection with the consummation of the Securities Transfer, Scilex assumed approximately $100 million in indebtedness of Sorrento owed to Oramed Pharmaceuticals Inc. (Nasdaq: ORMP, “Oramed”) by entering into a Securities Purchase Agreement with Oramed, pursuant to which, among other things, Scilex (i) issued to Oramed (A) a senior secured promissory note in the principal amount of $101,875,000, which is equal to the unpaid principal and accrued and unpaid interest, fees and expenses under Sorrento’s $100 million senior secured debtor in possession term loan facility with Oramed, secured by a senior lien on substantially all of the Company’s and its subsidiaries’ assets, subject to certain exclusions (the “Note”), with an interest rate of SOFR +8.5%, and (B) warrants to purchase up to 13.0 million shares of Common Stock, subject to the terms and conditions set forth therein (including vesting restrictions on 8.5 million of such warrants), each with an exercise price of $0.01 and each with restrictions on exerciseability, and (ii) caused to be transferred from its wholly-owned subsidiary to Oramed outstanding warrants previously held by Sorrento to purchase up to an aggregate of 4.0 million shares of Common Stock.

“This transaction demonstrates our commitment to deliver long-term value to our shareholders and advance innovative non-opioid therapies for acute and chronic pain patients. Our talented team is dedicated in furthering improvements in the care of patients to enhance quality of life,” said Jaisim Shah, President and Chief Executive Officer of Scilex Holding Company.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R. Program for SEMDEXATM, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. Scilex participated in the type C meeting for purposes of pre-NDA discussion with the FDA and is pending official minutes in writing from the FDA. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product ZTlido® in October 2018, in-licensed a commercial product Gloperba® in June 2022, and launched its third FDA-approved product ElyxybTM in April 2023. It is also developing its late-stage pipeline, which includes a pivotal Phase 3 candidate, and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with post-herpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex in-licensed the exclusive rights to commercialize ElyxybTM (celecoxib oral solution) in the U.S. and Canada, the only FDA-approved ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. Scilex launched ElyxybTM in April 2023, and is planning to commercialize Gloperba® in the fourth quarter of 2023, and is well-positioned to market and distribute those products. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2 study, triple-strength formulation of ZTlido®, for the treatment of acute low back pain, with FDA Fast Track status; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia that has completed multiple Phase 1 trial programs and is expected to initiate Phase 2 trials in 2023. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 – Corticosteroid Lumbar Epidural Analgesia for Radiculopathy – Full Text View – ClinicalTrials.gov.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the Securities Transfer and Note transactions, the use of any proceeds from such transactions, Scilex’s belief that it is well positioned to continue its growth over the next several years, Scilex’s long-term objectives and commercialization plans, Scilex’s potential to attract new capital, future opportunities for Scilex, Scilex’s future business strategies, the expected cash resources of Scilex and the expected uses thereof; Scilex’s current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity; statements regarding ZTlido®, Gloperba®, ELYXYBTM, SP-102 (SEMDEXA™), SP-103 or SP-104, if approved by the FDA; Scilex’s development and commercialization plans; and Scilex’s products, technologies and prospects.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to any restrictions on the operation of our business and cash resources as a result of the Securities Transfer, the issuance of the Note and issuance and transfer of the warrants; risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the results of the Phase 2 trial for SP-103 or Phase 1 trials for SP-104 may not be successful; risks that the prior results of the clinical trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYBTM is the subject of an exclusive, transferable license to use the trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2023 Scilex Holding Company All Rights Reserved.